Exhibit 10.11

SALARIUS PHARMACEUTICALS, LLC

RESTRICTED UNIT AWARD AGREEMENT

THIS RESTRICTED UNIT AWARD AGREEMENT (this “Agreement”) is dated as of January 21, 2017 (the “Grant Date”), by and between Salarius Pharmaceuticals, LLC, a Delaware limited liability company (the “Company”), and Jonathan P. Northrup (the “Grantee”).

WITNESSETH

WHEREAS, the Grantee and the Company have executed that certain Manager Agreement entered into on January 21, 2017 (the “Manager Agreement”) and that certain consultant agreement entered into on December 21, 2016 (the “Consultant Agreement”); and

WHEREAS, the Company has agreed to issue Restricted Units to the Grantee in connection with his provision of services under the Manager Agreement; and

WHEREAS, for the foregoing reasons, the Company desires to grant the Restricted Units (defined below) to the Grantee on the terms and subject to the conditions set forth herein, and the Grantee desires to acquire said Restricted Units on such terms.

NOW, THEREFORE, in consideration of the promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Award of Units. The Company hereby grants to the Grantee a total of 72 Profits Interest Common Units of the Company (the “Restricted Units”). The rights, privileges, limitations and obligations of the Restricted Units are set forth in the Amended and Restated Limited Liability Company Agreement of the Company effective January 1, 2015, as it may be amended and/or restated from time to time (the “LLC Agreement”), and are subject to the further terms and conditions set forth in this Agreement. In the event of any conflict between the LLC Agreement and this Agreement, the terms of the LLC Agreement shall control. By executing this Agreement in the space provided on the signature page below, the Grantee acknowledges receipt of a fully executed copy of the LLC Agreement. The Restricted Units are subject to a substantial risk of forfeiture, vesting as provided herein, and as set forth in the LLC Agreement will participate to the extent provided in the LLC Agreement in the future appreciation in the value of the Company above the fair market value of the Company as of the Grant Date, which is $11,000,000. The Restricted Units are intended to be Profits Interest Units as defined in the LLC Agreement.

2.    Closing. The issuance of the Restricted Units (the “Closing”) shall occur simultaneously with the execution and delivery of this Agreement by Grantee and the Company. At the Closing, the Company shall issue or otherwise memorialize the issuance to Grantee of the Restricted Units. The date of the Closing is hereinafter referred to as the “Grant Date”

3.    Vesting. The Restricted Units shall not become Vested Units except as and to the extent provided for in Section 3(a) below. Until such time as the Restricted Units become Vested Units, they shall be subject to forfeiture in accordance with the provisions of Section 3(b) below.

(a)    Except as otherwise provided in subsection (b) of this Section 3, the Restricted Units granted pursuant to this Agreement shall become “Vested Units” as follows: The vesting commencement date for the Restricted Units shall be January 1, 2017 (the “Vesting Commencement Date”). On the first day of each month following the Vesting Commencement Date, two (2) Restricted Units shall vest, so that all of the Restricted Units shall have vested and been released from restrictions as of January 1, 2019, subject to Grantee continuing to have a Service Relationship (as defined below) with the Company through each such date; provided, however, that the monthly vesting set forth herein shall continue for up to an additional twelve (12) months following Grantee’s termination of his Service Relationship if Grantee remains in compliance with the surviving provisions of the Consultant Agreement and/or any other contractual agreement governing the provision of Grantee’s services to the Company in effect at such applicable time (together the “Contractual Agreements”), including without limitation, the requirements of Section 7, Restricted Activities, of the Consultant Agreement.

(b)    In the event that (A) Grantee is no longer in compliance with the surviving provisions of the Contractual Agreements or (B) Grantee’s Service Relationship is terminated for any reason, then Grantee shall automatically, and without the requirement for any action on the part of the Company or the Grantee, forfeit all Restricted Units which are not at such time Vested Units; and all such Restricted Units which are not Vested Units at the time of such forfeiture shall be deemed to have been tendered to the Company by Grantee for cancellation and cancelled by the Company, in each case without the requirement for any action on the part of the Company or Grantee to effect such deemed tender and cancellation. The Company shall have no obligation to make any payment to Grantee as a result of any such forfeiture and cancellation of Restricted Units; and the Company shall be entitled, without the requirement of any action on the part of Grantee, to record the cancellation of the forfeited Restricted Units on the records of the Company.

(c)    Upon the occurrence of a Change of Control (as defined below) or a Distribution (as defined below) while Grantee remains in Grantee’s Service Relationship, then the Restricted Units shall vest as to 100% of the Restricted Units.

(d)    For purposes of this Agreement, the following terms shall have the meanings set forth below:

(i)    “Change of Control” shall mean the first to occur of: (X) any third party (or affiliated third parties), becomes a beneficial owner of securities of the Company representing more than 50% of the voting power of the then-outstanding securities of the Company; (Y) upon the consummation of a merger or consolidation of the Company with another entity where the equity owners of the Company, immediately prior to the merger or consolidation, will beneficially own, immediately after the merger or consolidation, equity ownership entitling such persons to less than 50% of all votes to which all equity owners of the surviving entity would be entitled in the election of directors or managers, or (Z) a sale or other disposition of all or substantially all of the assets of the Company. For the avoidance of doubt. Change in Control excludes any transaction designed to be a financing transaction for the Company or to raise money for the continuing operations of the company, even if such financing transaction results in a Change of Control.

(ii)    “Distribution” means distributions to the Company’s Members which in the aggregate, exceed $8,000,000.

(iii)    “Service Relationship” shall mean Grantee’s contractual service as a member of the Company’s Board of Mangers (or the successor governing body thereto), whether as a voting or non-voting member. Subject to the foregoing, the Company’s Board of Managers, in its discretion, shall determine whether Grantee’s Service Relationship has terminated and the effective date of such termination.

4.    To the extent any portion of the Restricted Units granted under this Agreement have become Vested Units as provided above, such Vested Units will thereafter be free of the forfeiture provisions of this Agreement; provided, that all Vested Units shall at all times remain subject to the terms, conditions, restrictions and limitations set forth from time to time in the LLC Agreement, including without limitation any applicable rights of repurchase set forth in the LLC Agreement.

5.    Restrictions on Transfer. Except as otherwise provided for in the LLC Agreement, Grantee may not, directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, alienate, attach, sell, assign, pledge, hypothecate, encumber, mortgage, charge or otherwise transfer any of the unvested Restricted Units granted hereunder or any interest therein, except with the prior written consent of the Company, which may be granted or withheld in the Company’s sole discretion. It is understood that the Company shall not agree to any such transfers during the first two years from and after the Grant Date.

6.    Restrictive Legend. In addition to any other restrictions on terms of transfer set forth herein or in the LLC Agreement. Grantee acknowledges that the Restricted Units granted hereunder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and may not be offered, sold, assigned, pledged or otherwise transferred in the absence of an effective registration statement under the Securities Act covering such transfer or an opinion of counsel satisfactory to the Company that registration under the Securities Act is not required. In the event that certificates evidencing the Restricted Units are issued, such certificates shall bear a legend substantially in the form set forth below:

“The transferability of this certificate and the Membership Units represented hereby are subject to the restrictions, terms, and conditions (including restrictions on transfers) contained in (1) a certain Restricted Unit Award Agreement between the Company and the holder of record of this certificate, and (2) the LLC Agreement of the Company from time to time in effect, copies of which are available at the offices of the Company for examination.”

7.    Withholding Taxes and Section 83(b) Election. The Company shall withhold from distributions to Grantee any federal, state or local taxes payable with respect to the grant under this Agreement of the Restricted Units; it is anticipated that this amount will be $0.00. As a condition to the grant of the Restricted Units, Grantee hereby agrees to file a Section 83(b) election with the Internal Revenue Service no later than 30 days after the Grant Date. If such election is not filed, the Company shall have the option to declare this Agreement, and the issuance of the Restricted Units hereunder, void. The form for making this election is attached hereto as Exhibit A.

8.    Miscellaneous.

(a)    Upon registration of the Restricted Units in Grantee’s name, and the execution and delivery by Grantee of this Agreement, Grantee shall have, subject to the terms of this Agreement and the LLC Agreement, all of the rights and duties of, and status as, a holder of Profits Interest Common Units of the Company in respect of the Restricted Units. By executing this Agreement, Grantee is agreeing to be bound by all of the terms and conditions of the LLC Agreement.

(b)    The grant of Restricted Units does not confer upon Grantee any right to continue any Service Relationship with the Company or any Subsidiary or Company Affiliate thereof, and the Grantee shall remain subject to disciplinary action, including, but not limited to, discharge, to the same extent as if this instrument had never been executed. Nothing contained herein shall be construed as a contract of employment or other Service Relationship.

(c)    This Agreement shall be governed by the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Each of the Company and Grantee agrees to submit to the jurisdiction of the state and Federal courts located in the State of Texas and agree that venue properly lies in the State of Texas.

(d)    This Agreement, together with the LLC Agreement, expresses the entire agreement and understanding of the Company and Grantee with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments and understandings pertaining to the subject matter hereof. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and Grantee.

(f)    If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof, and any such illegal or unenforceable provision shall be construed as narrowly as possible in order to enforce to maximum extent permitted, the remainder of this Agreement.

(g)    All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by a nationally recognized overnight carrier or by first class registered or certified mail, postage prepaid. Notices to the Company shall be addressed to its principal offices. Notices to Grantee shall be delivered to the address set forth underneath Grantee’s signature below, or to such other address or addresses as subsequently be furnished by such party in writing to the other.

(h)    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, legal representatives, estates, executors, administrators and heirs. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(i)    This Agreement is subject to all of the terms, conditions and limitations set forth in the LLC Agreement.

[Signature Page Follows]

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have caused this Restricted Unit Award Agreement to be effective as of the day and year first above written.

SALARIUS PHARMACEUTICALS, LLC

By:	/s/ David Arthur

Name:	David Arthur

Title:	Chief Executive Officer

GRANTEE

By:	/s/ Jonathan P. Northrup

Name:	Jonathan P. Northrup

Address:

PROTECTIVE IRC SECTION 83(B) ELECTION

The undersigned taxpayer hereby protectively elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the 2017 taxable year the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, and supplies herewith the following information in compliance with the Treasury regulations promulgated under Section 83(b):

1.     The undersigned’s name, address and taxpayer identification (social security) number are:

Name:

Address:

Social Security Number:

2.    The property with respect to which the election is made consists of ______________ of Salarius Pharmaceuticals, LLC, a Delaware limited liability company (the “Company”).

3.    The effective date on which the units were transferred to the undersigned was _____________, the date of the imposition on the units of restrictions constituting a substantial risk of forfeiture was _____________, and the taxable year to which this election relates is the year ending _____________.

4.    The Company has a right of first refusal with respect to any proposed transfer of the units. If the taxpayer‘s employment with the Company is terminated, the taxpayer must sell any unvested units back to the Company at an aggregate purchase price of $_____________.

5.    The fair market value of the units at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) is an aggregate price of $_____________.

6.    The amount paid for the units by the undersigned is an aggregate price of $_____________.

7.    A copy of this election has been furnished to the Company.

Date:	By: